TRUST SECURITIES NOTICE OF SOLICITED TENDERS

FOSTER WHEELER LTD.
Offer to Exchange up to 5,320,000 Common Shares and 86,100 Series B Convertible Preferred Shares
(Liquidation preference $0.01 per preferred share)
and Warrants to purchase Common Shares
for
Any and All Outstanding 9.00% Preferred Securities, Series I
Issued by FW Preferred Capital Trust I (Liquidation Amount $25 per Trust Security)
and Guaranteed by Foster Wheeler Ltd. and Foster Wheeler LLC, including accrued dividends
and
Solicitation of Consents to Proposed Amendments to
the Indenture Relating to the 9.00% Junior Subordinated Deferrable
Interest Debentures, Series I of Foster Wheeler LLC
Pursuant to the Prospectus Dated August 16, 2004

THE EXCHANGE OFFER AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 30 2004, WHICH WE REFER TO AS THE EXPIRATION DATE, UNLESS EXTENDED BY US. YOU MAY REVOKE YOUR TENDER AND YOUR CONSENT AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ CAREFULLY THE ATTACHED INSTRUCTIONS

        Please read the instructions in this Notice of Solicited Tenders before filling in any information below. Foster Wheeler Ltd. will pay to a soliciting dealer, as described in the offering prospectus, a solicitation fee of $0.50 per Trust Preferred security (liquidation amount $25) of Foster Wheeler Ltd. for each Trust Security of Foster Wheeler Ltd. tendered and accepted for exchange in the exchange offer, if such soliciting dealer has affirmatively solicited and obtained such tender, except that no solicitation fee shall be payable in connection with a tender of Trust Securities of Foster Wheeler Ltd. by a holder tendering from a country outside the United States or tendering to the dealer manager. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Foster Wheeler Ltd., for purposes of the exchange offer.

FOR REGISTERED HOLDERS ONLY
SOLICITED TENDERS

        The undersigned represents that the soliciting dealer named below solicited and obtained the tender of            Trust Securities of Foster Wheeler Ltd.

Name of Firm:

DTC Participant Number:	VOI Number:

Name of Individual Broker or Financial Consultant:

Identification Number (if known):

Address:

(INCLUDE ZIP CODE)
SIGN HERE
x

x

x

x

Signature(s) Print name(s) and address(es) here

        The acceptance of compensation by such soliciting dealer will constitute a representation by it that: (1) it has complied with applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the prospectus; (3) in soliciting tenders of Trust Securities of Foster Wheeler Ltd., it has used no soliciting materials other than those furnished by Foster Wheeler Ltd.; and (4) it has complied with all instructions from Foster Wheeler Ltd. as set forth in Foster Wheeler Ltd.'s letter to the soliciting dealers in connection with the exchange offer.

INSTRUCTIONS

        Foster Wheeler Ltd. will pay a solicitation fee of $0.50 per Trust Security of Foster Wheeler Ltd. per tendering holder, for each Trust Security of Foster Wheeler Ltd. tendered and accepted for exchange in the exchange offer. To be eligible, a tender must be accompanied by this Notice of Solicited Tenders which designates, as having solicited and obtained the tender, the name of (1) any broker or dealer in securities which is a member of any national securities exchange in the United

States or of the National Association of Securities Dealers, Inc.; or (2) any bank or trust company located in the United States (each a "soliciting dealer"), except that no solicitation fee shall be payable in connection with a tender of Trust Securities of Foster Wheeler Ltd. by a holder tendering from a country outside the United States or tendering to the dealer manager, Rothschild, Inc. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Foster Wheeler Ltd., for purposes of the exchange offer.

        In order for a soliciting dealer to receive a solicitation fee with respect to your tender of Trust Securities of Foster Wheeler Ltd., the exchange agent must have received a properly completed and duly executed Letter of Transmittal and a completed Notice of Solicited Tenders by three NYSE trading days after the expiration date.

        The acceptance of compensation by such soliciting dealer will constitute a representation by it that: (1) it has complied with applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the prospectus; (3) in soliciting tenders of Trust Securities of Foster Wheeler Ltd., it has used no soliciting materials other than those furnished by Foster Wheeler Ltd.; and (4) it has complied with all instructions from Foster Wheeler Ltd. as set forth in Foster Wheeler Ltd.'s letter to the soliciting dealers in connection with the exchange offer.

THE EXCHANGE AGENT IS

By Mail:	Facsimile Transmission:	By Hand or Overnight Courier:
The Bank of New York, London branch c/o The Bank of New York ReOrg Unit 101 Barclay Street, Floor 7 East New York, New York 10286 Attention: Kin Lau	The Bank of New York, London branch c/o The Bank of New York Attention: Kin Lau Fax: (212) 298-1915	The Bank of New York, London branch c/o The Bank of New York ReOrg Unit 101 Barclay Street, Floor 7 East New York, New York 10286 Attention: Kin Lau (212) 815-3750
THE INFORMATION AGENT IS
Georgeson Shareholder Communications Inc. 17 State Street, 10th Floor New York, New York 10014 Banks and Brokers call: (212) 440-9800 All other Shareholders call toll free: (800) 891-3214